Exhibit 10.1

FIRST AMENDMENT TO

INTEREST CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO INTEREST CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of this 6th day of January 2017, by and between Presidential Realty Corporation (“Presidential”), Presidential Realty Operating Partnership LP (“Presidential OP,” and together with Presidential, the “Presidential Parties”), First Capital Real Estate Operating Partnership, LP (“FCRE OP”), First Capital Real Estate Trust Incorporated (“First Capital,” and together with FCRE OP, the “FC Parties”), Township Nine Owner, LLC (“T9 JV”), Capital Station Holdings, LLC (“T9 Holdings”), Capital Station Member, LLC (“T9 Member”), Capital Station 65 LLC (“T9 Fee”)and Avalon Jubilee LLC (“Avalon Fee”). Collectively, the parties to this Amendment are referred to herein as the “Parties.”

RECITALS

A.           The Parties are parties to a certain Interest Contribution Agreement dated as of December 16, 2016 (the “Agreement”) and, in connection therewith, the Parties desire to amend the Agreement as set forth below.

B.           This Amendment is intended to constitute an integral part of the Agreement. Any capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms as set forth in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          The introductory paragraph set for in Section 1.2 of the Agreement is hereby amended and restated to read as follows:

“Contribution of a Portion of the FC/T9 Interest. At the Closing and on the terms and subject to the conditions contained in this Agreement, the Contributor hereby agrees to sell, convey, assign and transfer to PRES OP, absolutely and unconditionally, free and clear of all Liens except for Permitted Liens, sixty-six (66%) percent of the FC/T9 Interest in T9 JV (the “POP/T9 Interest”) which entity all right, title and interest in and to the real and personal property described as follows, free and clear of all Liens except for Permitted Liens:”

2.          The introductory paragraph set for in Section 1.3 of the Agreement is hereby amended and restated to read as follows:

“Contribution of the FC/Avalon Interest. At the Closing and on the terms and subject to the conditions contained in this Agreement the Contributor hereby agrees to sell, convey, assign and transfer to PRES OP, absolutely and unconditionally, and free and clear of all Liens except for Permitted Liens, all of Contributor’s right, title and interest in and to the FC/Avalon Interest in Avalon Fee which is the owner, free and clear of all Liens except for Permitted Liens, of the real and personal property described as follows:”

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3.          Section 1.4 of the Agreement is hereby amended and restated to read as follows:

“Assignment of the POP/T9 Interest and FC/Avalon Interest. In exchange for the consideration to be transferred to Contributor as set forth in this Article I below, Contributor shall assign the POP/T9 Interest and the FC/Avalon Interest to PRES OP and PRES OP agrees to accept such assignment in form acceptable to Contributor, acting reasonably, in accordance with the terms of this Agreement. The POP/T9 Interest and the FC/Avalon Interest are referred to herein individually as a “Contributed Property” and collectively as the “Contributed Properties”.”

4.          The heading title of Section 1.5 of the Agreement is hereby amended and restated to read as follows: “Consideration for the POP/T9 Interest.”.

5.          Section 1.5(d) of the Agreement is hereby amended and restated to read as follows:

“Accordingly, the purchase price for the POP/T9 Interest (the “POP/T9 Interest Purchase Price”) shall be $32,649,000 (representing the amount of the EFMV-FC/T9 Interest ($85,457,000) less the amount of the FC/T9 Loan Balance ($35,989,000), which difference equals $49,468,000, then multiplied by a fraction (the “T9 Fraction”) the numerator of which is “66” and the denominator of which is “100”;”

6.          Section 1.5(e) of the Agreement is hereby amended and restated to read as follows:

“At the Closing of the POP/T9 Interest and on the terms and subject to the conditions contained in this Agreement, the Presidential Parties shall assume the obligations and liabilities with respect to sixty-six (66%) percent of the T9 Loan and/or any financing in replacement of the T9 Loan. In the event that the T9 Loan or any replacement financing is less than the amounts stated above, there shall be a commensurate increase in the amount of PRES OP Units issued to Contributor. However, in the event that the T9 Loan or any replacement financing is greater than the amount stated above, there shall be a commensurate decrease in the amount of PRES OP Units issued to Contributor. The parties hereto acknowledge and agree that the value of any personal property is de minimis and that no part of the POP/T9 Interest Purchase Price is allocable thereto.”

7.          Section 1.5(f) of the Agreement is hereby amended and restated to read as follows:

“The FC Parties hereby acknowledge and agree that until such time as the FC Parties shall have delivered to Presidential an updated appraisal by a reputable “qualified” appraiser describing the fair market value of the FC/T9 Interest as being equal to or greater than the amount of the EFMV-FC/T9 Interest (the “T9 Property Appraisal”) Presidential shall hold-back PRES OP Units in an amount equal to $8,947,000 [the difference between the POP/T9 Interest Purchase Price ($32,649,000) and the amount of $23,701,000 [the AFMV-FC/T9 Interest ($71,900,000) less the FC/T9 Interest Loan Balance ($35,989,000) [$35,911,000] multiplied by the T9 Fraction (66/100)] (the “Holdback Units”). Upon receipt of the T9 Property Appraisal showing an appraised value of not less than the EFMV-FC/T9 Interest ($85,457,000), Presidential shall immediately deliver all of the Holdback Units to the Contributor. In the event that the T9 Property Appraisal is less than the EFMV-FC/T9 Interest, Presidential shall immediately deliver to the FC Parties a portion of the Holdback Units (based upon an assumed price of $1.0 per PRES OP Unit) calculated as follows:

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(i)          Calculate a fraction, the numerator of which is the amount by which the EFMV-FC/T9 Interest exceeds the T9 Property Appraisal and the denominator of which is $13,557,000 [the difference between the EFMV-FC/T9 Interest and the AFMV-FC/T9 Interest],

(ii)         Multiply the fraction by $8,947,000, and

(iii)        Subtract the product so obtained from $8,947,000 and the result thereby obtained shall be the number of Holdback Units delivered to the FC Parties.

For purposes of this Agreement, a “qualified” appraiser shall have not less than 10 years of experience in appraising property similar to the T9 Property. The “qualified” appraiser shall be selected by FC Parties but shall be subject to the reasonable approval of Presidential.”

8.          The definition of “Class A Shareholder’s Agreement” set forth in Section 1.9 of the Agreement shall be revised to mean a shareholder’s agreement or any other instrument of the holders of the Class A Controlling Stock.

9.          Section 1.10 of the Agreement is hereby amended and restated to read as follows:

“Issuance of Securities. Following the Closing for the T9 Property, Presidential shall maintain a reserve from its duly authorized shares of common stock, shares of Class B common stock (valued at $1.00 per share) (such shares being hereinafter referred to, individually, as a “Presidential Share” and, collectively, as the “Presidential Shares” or “Securities”), for issuance to the FC Parties pursuant to this Agreement and the Agreement of Limited Partnership of PRES OP, as amended (the “PRES OP Agreement”), in such amount as may be required to fulfill its obligations to issue such Presidential Shares under this Agreement and the PRES OP Agreement. In the event that at any time the then-authorized shares are insufficient for Presidential to satisfy its obligations to issue the Presidential Shares to the FC Parties as required under this Agreement and the PRES OP Agreement, Presidential shall promptly take such actions as may be required to increase the number of authorized shares.”

10.         Section 2.4(d) of the Agreement is hereby amended to add the following proviso to the last sentence of such Section:

“; provided further that any such transaction for the sale of a portion of the T9 Property that is consummated prior to the Closing for the T9 Property shall result in an adjustment to the POP/T9 Interest Purchase Price as mutually agreed between the FC Parties and the Presidential Parties.”

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11.         Section 2.6 shall be added to the Agreement and shall read as follows: “The Parties acknowledge and agree that the PRES OP Agreement may contain provisions that conflict with the provisions of this Agreement or impede the consummation of the transactions contemplated by this Agreement. The Parties shall execute such amendments to the PRES OP Agreement as shall be reasonably necessary to effectuate any such provisions or consummate any such transactions.”

12.         The second sentence of Section 4.8 of the Agreement is hereby amended and restated to read as follows:

“Except as set forth on Schedule 4.8, Presidential, PRES OP and each of its Subsidiaries are in compliance with the provisions of its certificate of incorporation or bylaws or equivalent governing charter documents.”

13.         Section 5.1(d) of the Agreement is hereby amended and restated to read as follows:

“Transaction Fee and Consulting Agreement.  On or before the Closing for the Avalon Property, the Parties and Signature Group Advisors, LLC (“Signature”) shall have executed and delivered to each other a written document, in form reasonably acceptable to each of them, memorializing their agreement that Signature shall receive (i) $1,000,000 as consideration for sourcing, negotiating and documenting the transactions contemplated by this Agreement (“Transaction Fee”); and (ii) subject to the Closing for the T9 Property, be engaged as a consultant to Presidential for a four year term commencing on the closing of the T-9 Property. The compensation payable under the consulting agreement (the “Consulting Agreement” and the fee thereunder the (“Consulting Fee”) shall be at the rate of $500,000 per annum, payable in arrears on each anniversary of the commencement of the Consulting Agreement; provided, however, that no portion of the Consulting Fee shall be earned or paid unless and until the net asset value of Presidential is at least $200,000,000.  The Transaction Fee shall become earned, due and payable upon the closing by Presidential or PRES OP of a preferred stock offering (or similar instrument) of at least $50,000,000.”

14.         The content of Schedule 1.9 of the Agreement is hereby amended and restated to read as follows:

“The Class A Shareholders Agreement shall provide that (i) subject to the approval of the Board of Directors of Presidential following the Closing for the T9 Property (and the shareholders of Class A stock of Presidential if determined necessary or appropriate by the Board), the holders of the Class A Controlling Stock will agree to exchange the Class A Controlling Stock for $5,000,000 of newly issued Class B Shares of Presidential upon the earlier to occur of (a) Presidential having achieved total stabilized net asset value of not less than $200,000,000 or (b) eighteen (18) months from the Closing for the Avalon Property; and (ii) the agreement of the holders of the Class A Controlling Stock (x) not to transfer, lien or encumber the Class A Controlling Stock, (y) not to take any action that would interfere with the transactions contemplated by this Agreement or that may be inconsistent with the terms of this Agreement; (iii) to vote in favor of changing the name of Presidential to another name selected by the FC Parties; (iv) to vote in favor of changing the domicile of Presidential as may be determined by the FC Parties; (v) to vote in favor of either cancelling the Class A Shares or converting the Class A Shares into common Class B shares (vi) to vote in favor of the election or appointment of two (2) new board members selected by the FC Parties upon the Closing for the T9 Property.”

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15.         Schedule 4.8 shall be added to the Agreement and shall read as follows: “As of the date of the Agreement, BBJ Family Irrevocable Trust, an affiliate of Nickolas Jekogian, owns an aggregate of 443,558 shares of Presidential stock, a portion of which constitutes excess shares as provided in Presidential’s certificate of incorporation.

16.         The content of Schedule 5.1(e) is hereby amended and restated to read as follows:

“Presidential and each of the following individuals shall cancel their respective stock options and warrants and other obligations owed or to be owed to them by Presidential (other than obligations arising from this Agreement and employment compensation) in consideration of the execution of this Agreement by Presidential and the issuance of the number of Class B Shares of Presidential set forth below:

(1)   Alex Ludwig:   Cancellation of all options issued or to be issued in exchange for the issuance of (x) 450,000 Class B Shares and (y) an option to purchase 550,000 Class B Shares at such time and upon the satisfaction of the conditions set forth in such option, which includes (among other things) the restriction on exercise in the event any underlying shares would be deemed “Excess Shares” as that term is defined in the certificate of incorporation of Presidential.

(2)   Nickolas Jekogian:  Cancellation of all options issued or to be issued.

(3)   Richard Brandt:  120,000 Class B Shares

Robert Feder:  120,000 Class B Shares

Jeffrey Joseph:  120,000 Class B Shares

Jeffrey Rogers   90,000 Class B Shares

The shares to be issued to Messrs. Brandt, Feder, Joseph and Rogers are in payment of unpaid directors’ fees for 2015 and 2016 and, except for Mr. Rogers, for services in reviewing this transaction as Independent Directors.

(4)   In addition, the Parties acknowledge that there are outstanding options to purchase the number of Class B Shares of the Company set forth below at a purchase price of $0 per share held by the persons referred to below and that such options are valid obligations of Presidential and shall remain in full force and effect subsequent to the execution and performance of this Agreement:

Steven Baruch:  94,475 Class B Shares

Jeffrey Joseph: 216,675 Class B Shares

Thomas Viertel: 102,600 Class B Shares.

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The Parties agree that the Class B Shares to be issued pursuant to this Schedule 5.1(e), including those issuable on the exercise of an option, shall have “piggyback” registration rights for the registration for sale under the Securities Act of 1933, as amended.”

17.         Construction. Each of the Parties acknowledges that they, and their respective counsel, all substantially participated in the negotiation, drafting and editing of this Amendment. Accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

18.         Authority. Each Party represents and warrants that it has the power and authority to execute this Amendment, and that there are no third-party approvals required to execute this Amendment or to comply with the terms or provisions contained herein.

19.         Ratified and Confirmed. The Agreement, except as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. From and after the effective date hereof, any reference to the Agreement shall mean the Agreement as modified by this Amendment.

20.         Governing Law; Waiver of Jury Trial. Sections 8.6 and 8.7 of the Agreement shall govern this Amendment.

21.         Headings. The paragraph headings contained herein are included solely for the convenience of reference and shall not be considered in the interpretation of this Amendment nor shall the same be deemed to alter or modify the terms of this Amendment.

22.         Execution/Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Each of the Parties hereto shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent by facsimile transmission.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF the Parties have executed this Amendment as of the date set forth above.

ON BEHALF OF THE FC PARTIES & THE CONTRIBUTED ENTITIES:

By:	First Capital Real Estate Operating Partnership, LP
a Delaware limited partnership

	By:	First Capital Real Estate Trust Incorporated,
a Maryland corporation
its General Partner

		By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	CEO & Chairman of the Board

ON BEHALF OF THE PRESIDENTIAL PARTIES:

By:	Presidential Realty Operating Partnership LP
a Delaware limited partnership

	By:	Presidential Realty Corporation,
a Delaware Corporation
its General Partner

	By:	/s/ Nickolas W. Jekogian III
Name: Nickolas W. Jekogian III
Title: CEO & Chairman of the Board

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